Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-135618 on Form S-3 and Registration Statement Nos. 333-175638, 333-198723, 333-232248 on Form S-8, of our report dated April 30, 2020, relating to the financial statements and financial statement schedule of Virco Mfg. Corporation, appearing in this Annual Report on Form 10-K for the fiscal year ended January 31, 2020.

/s/ Deloitte & Touche LLP

Los Angeles, California
April 30, 2020